UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
----------------------------------------------------------------------

Date of Report (Date of earliest event reported): January 23, 2012 (January 23, 2012)

Commission file number: 0-22773

NETSOL TECHNOLOGIES, INC.
(Exact name of small business issuer as specified in its charter)

NEVADA	95-4627685
(State or other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer NO.)

23901 Calabasas Road, Suite 2072, Calabasas, CA 91302
(Address of principal executive offices) (Zip Code)

(818) 222-9195 / (818) 222-9197
(Issuer's telephone/facsimile numbers, including area code)

Item 5.02  Departure of  Officer/Appointment of Officer

On January 18, 2012, NetSol Technologies, Inc. (“NetSol” or the “Company”) issued a press release announcing that effective January 23, 2012, Mr. Kevin Pickard would be joining the Company as its CFO.   Since this press release, and prior to Mr. Pickard commencing work, the Company has withdrawn its offer to Mr. Pickard.  This decision was based on subsequent disclosures made to the Company.  Mr. Boo-Ali Siddiqui will continue as the Chief Financial Officer of the Company on the same conditions and terms as previously reported.

SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NETSOL TECHNOLOGIES, INC.

Date: January 23, 2012                                             /s/ Najeeb Ghauri
NAJEEB GHAURI
Chief Executive Officer